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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act

                      -------------------------------------


                                 March 13, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                           RECOM MANAGED SYSTEMS, INC.
                    (Exact Name as Specified in its Charter)


                      -------------------------------------


    Delaware                        33-11795                84-0441351
---------------------------     ----------------       -------------------------
 (State or other                  (Commission            (IRS Employer
 jurisdiction of                  File Number)         Identification No.)
 incorporation)

                          914 WESTWOOD BLVD., SUITE 809
                              LOS ANGELES, CA 90024
                    (Address of principal executive offices)



                                  818/702-9977
                          Registrant's telephone number

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



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On June 26, 2000, Recom Managed Systems, Inc. (the "Registrant") filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the Eastern District of California, Sacramento Division (Case No. 00-27398-B-11).

         On September 20, 2000, the Registrant submitted a proposed Plan of Reorganization which was preliminarily approved by the bankruptcy court and mailed to all creditors and shareholders for their approval.

         The Plan also provided for a total discharge of the Registrant and its officers and directors from all pre-petition debts, expenses and legal causes of action which may have existed on or before the filing of the bankruptcy on June 26, 2000.

         The Plan also provided for the payment of administrative costs and professional fees in the amount of approximately $30,000 with the remainder of any cash assets to be distributed on a pro rata basis to Class 1 creditors.

         All of the votes received from creditors and shareholders were in favor of acceptance of the Plan as proposed.

         The Plan was confirmed by the bankruptcy court on October 26, 2000 with the confirmation date of the Plan becoming final on November 6, 2000.

         On March 13, 2001, the bankruptcy court signed a Final Decree and Order Closing Case which brings the Registrant's bankruptcy reorganization to a close. The Registrant can now operate its business without further supervision by the bankruptcy court.

         Pursuant to the Registrant's reorganization, it is now engaged in various types of business consulting including business development and business financing. Management will also be actively engaged in evaluating various companies which may offer business opportunities and may result in a business acquisition by, or a combination with, the Registrant. Until new lines of business are commenced, the Registrant will operate with minimal assets and liabilities and minimal operating income. Vanguard West, LLC will make capital investments or cash advances to the Registrant to cover operating expenses of the Registrant for the foreseeable future.

         The Registrant's common stock is now listed on the OTC Bulletin Board under the symbol "RECM."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  Shareholder letter dated March 14, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RECOM MANAGED SYSTEMS, INC.

Dated:  March 14, 2001                            S/ SIM FARAR
                                         ---------------------------------------
                                         Sim Farar, CEO

                                         (Authorized Officer and Principal
                                          Financial Officer)

RECOM MANAGED SYSTEMS INC.

914 Westwood Blvd. Suite 809 Los Angeles, CA 90024 (818) 702-9977 Fax (310) 860-0768

March 14, 2001

Dear Shareholder:

Recom Managed Systems, Inc. is pleased to announce that we have now completed our reorganization and the bankruptcy matter is closed as of March 13, 2001.

As you know, as a result of the reorganization the Company is now engaged in various types of business consulting including business development and evaluating various businesses which may offer advantageous business opportunities for the Company. Such business opportunities could include capital investments or a business acquisition by or a combination with, the Company. Until such business opportunities are identified, the Company expects to operate with minimal assets and liabilities and little or no operating income.

In accordance with the American Institute of Certified Public Accounts' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", the Company was required to adopt "fresh-start accounting" as of November 7, 2000 at the time the reorganization plan, as confirmed by the bankruptcy court, became final.

In accordance with fresh-start accounting, the gain on discharge of debt resulting from the bankruptcy proceedings as reflected on the predecessor Company's financial statements for the period ended November 6, 2000 was eliminated, and, at November 7, 2000, the reorganized Company's financial statements reflected no beginning retained earnings or deficit. Since November 7, 2000, the Company's financial statements have been prepared as if it were a new reporting entity. Consequently, the pre-reorganization operating results (the "Predecessor Company") should be carefully distinguished from the post-reorganization operating results (the "Reorganized Company")since they are not prepared on a comparable basis.

Under fresh-start accounting, all assets and liabilities are restated to reflect their reorganization value, which approximates fair value at the date of reorganization. The Company's management determined that, based on the fact that the Company has historically incurred losses from operations and has projected minimal future operating profits, the reorganization value of the Company (the fair value of the Company before considering liabilities) was equivalent to the fair value of the Company's tangible assets and that no other intrinsic value existed. As a result, all assets and liabilities have been stated at their fair value.

As a result of the Company's reverse stock split in November, 2000 and the issuance of 1,260,000 shares of stock pursuant to the reorganization plan, the Company currently has 1,379,928 shares of common stock outstanding. Vanguard West LLC (a company managed by Mr. Farar) is now the Company's largest shareholder, owning 900,000 shares or approximately 65% of the total number of shares outstanding. Also, as a result of the reorganization plan, all outstanding options previously granted to officers and directors of the Company were cancelled. There are currently no options outstanding.

If you would like an annual report on Form 10-KSB please contact us at the number above after March 16, 2001 and we will mail one directly to you.

We will continue to keep you informed of the progress of your Company and look forward to working toward a successful future and building stockholder equity.

Sincerely,



Sim Farar
President

                                    EXHIBIT A